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                                                                      Exhibit 99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                      ON THE FINANCIAL STATEMENT SCHEDULES







To the Board of Directors and Shareholders of SIFCO Industries, Inc.

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in SIFCO Industries, Inc. and Subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated October 27, 1998. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index of financial statement schedules is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                                        ARTHUR ANDERSEN LLP


Cleveland, Ohio,
October 22, 1998.



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                                                                     SCHEDULE II



                             SIFCO INDUSTRIES, INC.
                                AND SUBSIDIARIES
                        ALLOWANCES FOR DOUBTFUL ACCOUNTS
              FOR THE YEARS ENDED SEPTEMBER 30 1998, 1997, AND 1996
                                 ($000 omitted)

                                                              1998                 1997             1996
                                                              ----                 ----             ----
BALANCE
  BEGINNING OF PERIOD                                         $ 829                $ 709            $ 726

Additions
  Charged to Costs and Expenses                                  83                  184               43

Deductions - Accounts
  determined to be uncollectible                               (152)                 (32)            (117)

Recoveries of fully reserved accounts                             8                 --                 68

Exchange rate changes and other                                   6                  (32)             (11)
                                                              -----                -----            -----

BALANCE
  END OF PERIOD                                               $ 774                $ 829            $ 709
                                                              =====                =====            =====